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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Post Effective Amendment No. 2 to Registration Statement (Form S-4 No. 333-56239) and related Prospectus of La Petite Academy Inc. for the registration of its Series B Senior Notes and to the incorporation by reference therein of our report dated October 9, 1998, with respect to the financial statements of Bright Start, Inc. included in the Current Report on Form 8-K of LPA Holding Corp. dated as of December 7, 1999, filed with the Securities and Exchange Commission.



Ernst & Young LLP



Minneapolis, Minnesota


December 22, 1999


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